Exhibit 3.2

NAVA HEALTH MD, INC.

BYLAWS

ARTICLE I

Stockholders

SECTION 1. Annual Meeting. The annual meeting of the stockholders of NAVA Health MD, Inc., a Maryland corporation (the “Corporation”), shall be held on a date and at a time set by the Board of Directors for the purpose of electing directors to succeed those whose terms will expire as of the date of such annual meeting and for the transaction of such other corporate business as may properly come before the meeting. Failure to hold an annual meeting shall not invalidate the Corporation’s existence or affect any otherwise valid corporate acts

SECTION 2. Special Meetings. Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board or the President, or by a majority of the Board of Directors, and shall be called by the Chairman, the President, or the Secretary upon the request in writing of holders of a majority of all the shares outstanding and entitled to vote on the business to be transacted at such meeting. Such request shall state the purpose or purposes of the meeting. The person to whom such request was made shall provide an estimate of the cost of the mailing and, upon payment of such cost, the notice of the meeting shall be mailed by the Corporation. If the person to whom such request in writing is made shall fail to issue a call for such meeting within ten (10) days after receipt of such request, then a majority of the Board of Directors or the stockholders owning of record a majority in amount of the stock of the Corporation, issued, outstanding and entitled to vote, may do so by giving ten (10) days’ prior written notice of the time, place and object of the meeting in the manner set forth in Section 4 of this Article I. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of the meeting,

SECTION 3. Place of Holding Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place (or at no place, if the meeting is to be conducted solely by remote communication) as the Board of Directors may designate.

SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders shall be mailed, postage pre-paid by the Secretary, to each stockholder entitled to vote thereat at his, her or its post office address, as such address appears upon the books of the Corporation, at least ten (10) days prior to, but not more than ninety (90) days before, the meeting. Each such notice shall state the place (if any), date, and time at which the meeting is to be held and, in the case of any special meeting, shall state briefly the purpose or purposes thereof.

SECTION 5. Quorum. The presence in person or by proxy of the holders of record of a majority of the shares of the stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Corporation’s charter (the “Charter”) or by these Bylaws. If less than a quorum shall be in attendance at the time for which the meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend. At any adjourned meeting at which a quorum shall attend, any business may be transacted which might have been transacted if the meeting had been held as originally called.

SECTION 6. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or by a chairman to be elected by the Board of Directors prior to the meeting. The Secretary of the Corporation or, if he or she is not present, any Assistant Secretary shall act as Secretary of such meetings; in the absence of the Secretary and any Assistant Secretary, the presiding officer may appoint a person to act as Secretary of the meeting.

SECTION 7. Voting. Except as expressly provided otherwise in the Charter, at all meetings of stockholders, every stockholder entitled to vote thereat shall have one (1) vote for each share of voting stock standing in his, her or its name on the books of the Corporation on the date for the determination of stockholders entitled to vote at such meeting. Such vote may be either in person or by proxy appointed by an instrument in writing subscribed by such stockholder or his duly authorized attorney, bearing a date not more than dated, but need not be sealed, witnessed or acknowledged. All elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting, except as otherwise required by law, in the Charter, or by these Bylaws. If the chairman of the meeting shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon request of the holders of a majority of the shares entitled to vote on such election or matter. In either of such events, the proxies and ballots shall be received and be taken in charge and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by the judge. Such judge shall be appointed by the Board of Directors prior to the meeting.

SECTION 8.  Advance Notice Provisions for Business to be Transacted at Annual Meeting. No business may be transacted at an annual meeting of stockholders other than business that is: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (c) brought before the annual meeting by any stockholder of the Corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 8 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) except in the case where Rule 14a-8(e)(2) promulgated under the Securities Exchange Act of 1934, as amended, applies to such notice (in which case, Rule 14a-8(e)(2) shall apply to the exclusion of any provision of this Section 8 that is inconsistent with Rule 14a-8), complies with the notice procedures set forth in this Section 8. A stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. A stockholder’s notice to the Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (2) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (4) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. If the presiding officer of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, then the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal hereunder. Notwithstanding the foregoing, any other provision of this Section

ARTICLE II

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors of the Corporation.

SECTION 2. Number of Directors. The number of directors shall never be less than one (1). Subject to the immediately preceding sentence, the Board of Directors may, by resolution of a majority thereof, alter the number of directors.

SECTION 3. Election and Term of Office. The Board of Directors shall be divided into classes as described in the Articles of Incorporation. Each director shall hold office until the expiration of the term for which the director is elected, except as otherwise stated in these Bylaws, and thereafter until his or her successor has been elected and qualifies. Election of directors need not be by written ballot, unless required by these Bylaws. Except as otherwise provided in these Bylaws or permitted by Maryland law, directors of the Corporation shall be elected by the stockholders. If at any meeting of stockholders directors of more than one class are to be elected, each class of directors shall be elected in a separate election. In elections for directors, if a quorum is present, directors shall be elected by a majority of votes cast. For the purpose of this Section 3, a “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director (which shall include any votes that are “withheld” for that director). Any incumbent director who is nominated for election and fails to receive the required vote for reelection shall promptly deliver to the Board of Directors an irrevocable offer to resign from the Board of Directors. The Board of Directors will consider such director’s offer to resign, taking into consideration any such factors that the Board of Directors deems relevant in deciding whether to accept such director’s resignation, including any recommendation of the Nominating Committee of the Board (if one then exists). Any director whose offer to resign is under consideration may not participate in any deliberation or vote of the Board of Directors (or committee thereof) regarding such offer, but may participate in the deliberation or vote of any other business transacted by the Board of Directors (or committee thereof). Within ninety (90) days after the date of certification of the election results, the Board of Directors will determine whether to accept or reject such director’s offer to resign. Notwithstanding the foregoing, in the event that no nominee for director receives the vote required pursuant to this Section 3, any and all directors may participate in the Board of Directors’ deliberation and vote regarding the directors’ offers to resign.

SECTION 4. Nomination of Directors. A nomination for the election of a director may be made by the Board of Directors and, subject to the other provisions of this Section 4, by a holder of any outstanding class or series of stock of the Corporation who is entitled to vote for the election of directors. Notice by a stockholder of his, her or its intention to make a nomination shall be made in writing and shall be delivered or mailed to the Chairman of the Board or the President of the Corporation not less than 150 days nor more than 180 days prior to the date of the meeting of stockholders called for the election of directors which, for purposes of this provision, shall be deemed to be on the same date as the annual meeting of stockholders for the preceding year. Such notification shall contain the following information to the extent known by the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the notifying stockholder; (f) the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director; and (g) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Securities Exchange Act of 1934, as amended, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee. Nominations that are not made in accordance herewith shall be disregarded and, upon the meeting instructions of the chairman of the meeting, the inspector or judge of elections shall disregard all votes cast for such nominee.

SECTION 5. Filling Vacancies. In the case of any vacancy in the Board of Directors through death, resignation, disqualification, removal or other cause, the remaining directors, by affirmative vote of the majority thereof, may elect a successor. Similarly and in the event of the number of directors being increased as provided in these Bylaws, the additional directors so provided for shall be elected by the directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected. A director of the Corporation may only be removed during the director’s term of office for cause, which means criminal conviction of a felony, unsound mind, adjudication of bankruptcy, or conduct prejudicial to the interest of the Corporation, by the affirmative vote of a majority of the entire Board of Directors of the Corporation ( exclusive of the director being considered for removal) or by the affirmative vote of a majority of the outstanding capital stock of the Corporation entitled to vote for the election of directors. Stockholders shall not have the right to remove directors without such cause. Any attempt or special meeting of stockholders to remove a director for cause shall be permitted only after notice to the director describing the specific charges constituting cause thereunder, and a hearing at which the director has a full opportunity to refute the charges. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. A director elected by the stockholders to fill a vacancy that results from the removal of a director serves for the balance of the term of the removed director.

SECTION 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board, provided that notice of every resolution of the Board fixing or changing the time or place for the holding of regular meetings of the Board shall be mailed to each director at least five (5) days before the first meeting held in pursuance thereof. The annual meeting of the Board of Directors shall be held at the next regularly scheduled meeting of the Board following the annual stockholders’ meeting at which directors are elected. Any business may be transacted at regular meetings of the Board.

SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board or by the President of the Corporation, or at the request of three (3) or more directors. Each director shall be given at least 24 hours’ prior notice of a special meeting in accordance with Section 3 of Article VI of these Bylaws. Such notice shall state the time, place (if any) and purposes of such meeting. Any special meeting may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

SECTION 8. Place of Meeting. The Board of Directors may hold its meetings and have one or more offices, and keep the books of the Corporation, either within or outside the State of Maryland, at such place or places as the Board may from time to time determine by resolution or by written consent of the directors. Any directors may participate in a meeting by means of a conference telephone or other remote communication equipment if all directors participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at such meeting.

SECTION 9. Quorum. A majority of the entire number of directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors, but, if at any meeting less than a quorum shall be present, a majority of those present may adjourn the meeting from time to time. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by law or by the Corporation’s Articles of Incorporation or by these Bylaws.

SECTION 10. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous written consent that sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

SECTION 11. Compensation. The Board of Directors may, by resolution thereof, provide for (a) the reimbursement by the Corporation of the expenses incurred by directors in attending any regular or special meeting of the Board of Directors and (b) compensation to be paid to directors for their services, and may set a fixed sum for attendance at each regular or special meeting of the Board and of any committee of the Board on which directors serve. Such reimbursement and compensation may, if so determined by the Board, be payable whether or not an adjournment be had because of the absence of a quorum. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

BOARD COMMITTEES

SECTION 1. Committees. The Board of Directors may appoint from among its members one or more committees composed of two or more directors and, subject to Section 2 of this Article III, delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors. Such committee or committees shall have such names as may be determined from time to time by resolution adopted by the Board of Directors. Members of such committee or committees shall be appointed, and may be removed at any time, with or without cause, by resolution passed by a majority of the entire Board of Directors.

SECTION 2. Committee Limitations. Notwithstanding anything to the contrary contained in these Bylaws, no committee of the Board of Directors shall have the power to: (a) declare dividends or distributions on stock; (b) approve any merger, consolidation or share exchange; (c) amend these Bylaws; or (d) issue stock or recommend to the stockholders any action that requires stockholder approval.

SECTION 3. Committee Procedure. The Board of Directors may adopt a charter for a committee of the Board of Directors. In addition, a committee may fix its own rules of procedure, subject to the terms of any charter adopted therefor by the Board of Directors. A majority of the members of a committee, if there are three or more members of the committee, or all of the members of the committee, if there are less than three members, shall constitute a quorum for the transaction of any business at any meeting of the committee. The act of a majority of the committee members, if there are three or more committee members present, or all of the committee members, if there are less than three committee members present, shall be the act of the committee. The Board of Directors may designate a chairperson of any committee, and such chairperson or any two members of the committee, if the committee has at least two members, or the sole member of the committee, if the committee has one member, may fix the time and place of its meeting unless the Board shall otherwise provide. Notice of committee meetings shall be given in the same manner as notice for special meetings of Directors, as provided in Section 3 of Article VI of these Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a unanimous written consent that sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by a conference telephone or other means of remote communication in accordance with the provisions of Section 8 of Article II of these Bylaws. The minutes of meetings of each committee shall be available to the Board of Directors.

ARTICLE IV

Officers

SECTION 1. Executive and Other Officers. The Corporation shall have a President, a Secretary, and a Treasurer, each of whom shall be elected annually by the Board of Directors, subject to Section 5 of this Article IV. The Corporation may also have one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and/or such other officers, with such titles and responsibilities, as may be elected by the Board of Directors. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President or as President and Secretary of the Corporation.

SECTION 2. President. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president of a Maryland corporation or imposed by these Bylaws. The President may also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by, the Board of Directors.

SECTION 3. Secretary. The Secretary shall keep accurate minutes of all meetings, shall attend to the giving of all notices required by these Bylaws, shall be custodian of the corporate seal, records, documents and papers of the Corporation, shall provide for the keeping of proper records of all transactions of the Corporation, shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of secretary of a Maryland corporation or imposed by these Bylaws, and shall also perform such other duties as may be assigned from time to time by the Board of Directors.

SECTION 4. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation. In general, he or she shall perform all the duties customarily performed by a treasurer of a Maryland corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors or the President.

SECTION 5. Tenure of Office; Removal of Officers. All officers shall serve at the pleasure of the Board of Directors, unless they shall resign or become disqualified, and any vacancy occurring in the offices of President and Treasurer shall be filled promptly by the Board of Directors. The Board of Directors may remove an officer or agent at any time and may delegate this power to the President.

ARTICLE IV

Capital Stock

SECTION 1. Stock Certificates. The certificates for shares of the stock of the Corporation shall be of such form not inconsistent with the Certificate of Incorporation, or its amendments, as shall be approved by the Board of Directors. All certificates shall contain the manual or facsimile signature of the Chairman or the President and the Secretary or an Assistant Secretary, and shall contain the seal of the Corporation. All certificates for each class of stock shall be consecutively numbered. The name of the person owning the shares issued and the address of the holder shall be entered in the Corporation’s books. All certificates surrendered to the Corporation for transfer shall be canceled and, subject to Section 3 of this Article IV, no new certificates representing the same number of shares shall be issued until the former certificate or certificates for the same number of shares shall have been so surrendered, and canceled, unless a certificate of stock be lost or destroyed, in which event another may be issued in its stead upon proof of such loss or destruction, provided that the Corporation may require, in its discretion, the giving of a bond of indemnity satisfactory to the Corporation. Both such proof and such bond shall be in a form approved by the general counsel of the Corporation and by the Transfer Agent of the Corporation and by the Registrar of the stock.

SECTION 2. Transfer of Shares. Subject to Section 3 of this Article IV, shares of the capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder thereof in person or by his attorney upon, surrender and cancellation of certificates for a like number of shares as hereinbefore provided.

SECTION 3. Uncertificated Stock. Notwithstanding any other provision of these Bylaws, the Board of Directors may adopt a system of issuance, recordation and transfer of shares of stock of the Corporation by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated shares until the certificates therefor have been surrendered to the Corporation or its transfer agent.

SECTION 4. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable, beneficial, or other claim to or interest in such share in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Maryland.

SECTION 5. Closing of Transfer Books. The Board of Directors may fix the period, not exceeding twenty (20) days, during which time the books of the Corporation shall be closed against transfers of stock, or, in lieu thereof, the directors may fix a date not less than ten (10) days nor more than ninety (90) days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights as the case may be.

ARTICLE V

Bank Accounts and Loans

SECTION 1. Bank Accounts. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to deposit any funds of the Corporation in such banks or trust companies as shall from time to time be designated by the Board of Directors and such officers or agents as from time to time authorized by the Board of Directors may withdraw any or all of the funds of the Corporation so deposited in any bank or trust or trust company, upon checks, drafts or other instruments or orders for the payment of money, drawn against the account or in the name or behalf of this Corporation, and made or signed by such officers or agents; and each bank or trust company with which funds of the Corporation are so deposited is authorized to accept, honor, cash and pay, without limit as to amount, all checks, drafts or other instruments or orders for the payment of money, when drawn, made or signed by officers or agents so designated by the Board of Directors until written notice of the revocation of the authority of such officers or agents by the Board of Directors shall have been received by such bank or trust company. There shall from time to time be certified to the banks or trust companies in which funds of the Corporation are deposited, the signature of the officers or agents of the Corporation so authorized to draw against the same. In the event that the Board of Directors shall fail to designate the persons by whom checks, drafts and other instruments or orders for the payment of money shall be signed, as hereinabove provided in this Section 1, all of such checks, drafts and other instruments or orders for the payment of money shall be signed by the Chairman, the President or a Vice President and counter-signed by the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation.

SECTION 2. Loans. Such officers or agents of the Corporation as from time to time shall be designated by the Board of Directors shall have authority to effect loans, advances or other forms of credit at any time or times for the Corporation from such banks, trust companies, institutions, corporations, firms or persons as the Board of Directors shall from time to time designate, and as security for the repayment of such loans, advances, or other forms of credit to assign, transfer, endorse, and deliver, either originally or in addition or substitution, any or all stock, bonds, rights, and interests of any kind in or to stocks or bonds, certificates of such rights or interests, deposits, accounts, documents covering merchandise, bills and accounts receivable and other commercial paper and evidences or debt at any time held by the Corporation; and for such loans, advances, or other forms of credit to make, execute and deliver one or more notes, acceptances or written obligations of the Corporation on such terms, and with such provisions as to the security or sale or disposition thereof as such officers or agents shall deem proper; and also to sell to, or discount or rediscount with, such banks, trust companies, institutions, corporations, firms or persons any and all commercial paper, bills receivable, acceptances and other instruments and evidences of debt at any time held by the Corporation, and to that end to endorse, transfer and deliver the same. There shall from time to time be certified to each bank, trust company, institution, corporation, firm or person so designated the signature of the officers or agents so authorized; and each bank, trust company, institution, corporation, firm or person is authorized to rely upon such certification until written notice of the revocation by the Board of Directors of the authority of such officers or agents shall be delivered to such bank, trust company, institution, corporation, firm or person.

ARTICLE VI

Miscellaneous Provisions

SECTION 1.  Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year.

SECTION 2. Corporate Seal. The President, Treasurer, Secretary, or any Assistant Treasurer or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same; provided that it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 3. Notices. Whenever, under the provisions of these Bylaws, notice is required to be given, or any document is required to be delivered, to any director, officer or stockholder, such notice or document shall, unless otherwise provided in these Bylaws, be deemed given or delivered if in writing and (a) personally delivered, (b) sent by facsimile or telegram, (c) transmitted by electronic mail to any electronic mail address of such person or by any other electronic means, or (d) sent by mail, by depositing the same in a post office or letter box in a postage-paid sealed envelope that is addressed to each director, officer or stockholder, as the case may be, at such address as appears on the books of the Corporation, or in default of any other address, to such director, officer or stockholder at the principal office of the Corporation listed with the State Department of Assessments and Taxation of Maryland. Any such notice or document shall be deemed to be given or delivered at the time the same is personally delivered, sent, transmitted or mailed, as the case may be. Any director, officer, or stockholder may waive any notice required to be given under these Bylaws, and shall be deemed to have waived any notice required under these Bylaws if such director, officer, or stockholder attends the meeting with respect to which such notice would have otherwise been required.

SECTION 4. Voting Upon Securities. Unless otherwise ordered by the Board of Directors, the Chairman and the President, or either of them, shall have full power and authority on behalf of the Corporation to attend and to vote and to grant proxies to be used at any meetings of security holders of any entity of which the Corporation may hold any voting securities.

ARTICLE VII

Amendment of Bylaws

These Bylaws may be repealed, altered, amended, or rescinded, and new bylaws may be adopted, only by the Board of Directors.

ARTICLE VIII

Indemnification

SECTION 1. In General. The Corporation shall indemnify (a) its present and former directors and officers who are made or threatened to be made a party to a proceeding by reason of his or her service in that capacity, whether serving or having served the Corporation or at its request any other entity, to the full extent required or permitted by Maryland law now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors, the Charter or these Bylaws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Bylaws or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 2. Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to seek indemnification (the “Indemnified Party”). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (a) the Corporation denies such request, in whole or in part, or (b) no disposition thereof is made within 60 days. The Indemnified Party’s costs and expenses (including reasonable attorney’s fees) incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be paid or reimbursed by the Corporation. It shall be a defense to any action for the advancement of expenses that (i) a determination has been made that the facts then known to those making the determination would preclude indemnification or (ii) the Corporation has not received both (A) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (B) a written affirmation by the Indemnified Party of such Indemnified Party’s good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

SECTION 3. Exclusivity, Etc. The indemnification and advancement of expenses provided by the Charter and these Bylaws shall not be deemed exclusive of any other rights to which an Indemnified Party may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while an Indemnified Party was a director or officer after such Indemnified Party has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnified Party. The Corporation shall not be liable for any payment under this Bylaw in connection with a claim made by an Indemnified Party to the extent such Indemnified Party has otherwise actually received payment under an insurance policy, an agreement, a vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advancement of expenses under the Charter and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights hereunder of an Indemnified Party with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of an Indemnified Party or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

SECTION 4.  Insurance. The Corporation may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted against and incurred by any Indemnified Party in any protected capacity or arising out of his or her position. The Corporation may purchase and maintain insurance on its behalf in respect of any liability it may incur to provide indemnification under the Charter, these Bylaws, or law.

SECTION 5. Severability; Definitions. The invalidity or unenforceability of any provision of this Article VIII shall not affect the validity or enforceability of any other provision hereof. The phrase “this Bylaw” in this Article VIII means this Article VIII in its entirety. For purposes of this Article VIII, all terms not otherwise defined herein shall have such meanings as described in Section 2-418 of the Maryland General Corporation Law, as the same may be amended, transferred, or replaced from time to time.

END OF BYLAWS